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                                    EXHIBIT E

                             Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of NationsRent, Inc. This Joint Filing Agreement shall be filed as an Exhibit to the Schedule 13D.


J.P. MORGAN & CO. INCORPORATED


By: /s/ Travis F. Epes                                           August 14, 2000
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Name: Travis F. Epes
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Title: Managing Director
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J.P. MORGAN CAPITAL CORPORATION


By: /s/ Simon Moore                                              August 14, 2000
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Name: Simon Moore
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Title: Vice President
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SIXTY WALL STREET FUND, L.P.,
     by Sixty Wall Street Corporation,
     its General Partner


     By: /s/ Simon Moore                                         August 14, 2000
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     Name: Simon Moore
          ----------------------------
     Title: Vice President
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SIXTY WALL STREET CORPORATION


By: /s/ Simon Moore                                              August 14, 2000
   -----------------------------------
Name: Simon Moore
     ---------------------------------
Title: Vice President
      --------------------------------